EXHIBIT 99.1



                                ASPi Europe, Inc.
                               1940 West 11th Ave
                              Vancouver, BC V6J 2C6
                                     Canada
                                 (604) 687-7661
                               Fax (604) 687-7684


                                  OTCBB: "ASPQ"

                                                                   June 12, 2001


              ASPI EUROPE, INC. ENTERS INTO AN AGREEMENT TO ACQUIRE
             ------------------------------------------------------
                            GROWTHEXPERTS GROUP INC.



VANCOUVER, BRITISH COLUMBIA - ASPi Europe, Inc. (the "Company") (OTCBB: "ASPQ") announced today that it has executed an agreement (the "Agreement") to acquire all of the issued and outstanding equity securities of GrowthExperts Group Inc. ("GrowthExperts"), as provided for in the Letter of Intent among the parties previously announced on April 30, 2001.

Subject to terms of the Agreement, the Company will acquire all of GrowthExperts' outstanding equity securities in exchange for 9,750,000 shares of common stock of the Company. In addition, the Company will assume all options to purchase equity securities of GrowthExperts.

The Agreement calls for the appointment of two representatives of GrowthExperts to the Company's board of directors and for senior executives of GrowthExperts to assume similar senior roles in the Company upon the closing of the Agreement. The Company intends to change its name to GrowthExperts Group Inc. subject to shareholder approval at the next annual meeting of shareholders of the Company.

The closing of the Agreement is also subject to certain conditions, including, but not limited to, the closing of a private placement in which at least $1.5 million is raised in gross proceeds to the Company. There can be no assurance that the proposed transaction will be completed.

The shares of common stock to be issued in connection with the proposed transaction and financing will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States unless such securities are registered under the Securities Act or offered in compliance with an applicable exemption from such registration requirements. In addition, the shares of common stock and stock options by the Company being issued to GrowthExperts' shareholders and optionholders in accordance with the Agreement, will be subject to additional resale restrictions imposed by the Company.

ABOUT GROWTHEXPERTS GROUP INC.

GrowthExperts was founded in August 1999 to meet the increasing demand for outsourced sales and customer relationship management ("CRM") services. Since its formation, GrowthExperts has sought to achieve its goal of becoming a high quality and innovative provider of outsourced sales, marketing and data management services to its expanding client base. GrowthExperts offers its clients a scalable, cost effective and results orientated sales and marketing solution for acquiring and managing customers that combines trained sales professionals and sales/CRM technology.

GrowthExperts has approximately 350 employees at its two customer interactive centers located in New Westminster and Nanaimo, British Columbia. Current and past clients of GrowthExperts include AT&T, Cingular/CellularOne, E*Trade, VoiceStream, Bell Canada, and Direct TV. To learn more about GrowthExperts' services, please reference GrowthExperts' website at www.growthexperts.com.

THE SEC AND NASD HAVE NOT REVIEWED AND DO NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

This press release contains statements that constitute "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements in this release include statements regarding the completion of the proposed acquisition on the terms anticipated by the Company or at all; and receipt of financing necessary to complete the proposed acquisition. Factors that could cause actual results to differ materially from anticipated results include: risks associated with our limited operating history and history of losses; risks associated with our current financial condition and lack of working capital; risks associated with our potential inability to attract additional financing on terms acceptable to us or at all; risks associated with our inability to close the definitive agreement for the proposed transaction on terms acceptable to us or at all; and other risks and uncertainties detailed in our Form 10-K filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.